                                                                    EXHIBIT 99.1

NEWS RELEASE                                           [CERIDIAN LOGO]



                                                       Tom Lindquist
                                                       Corporate Communications
                                                       952/853-6287

                                                       Craig Manson
                                                       Investor Relations
                                                       952/853-6022


                   CERIDIAN POSTS STRONG FIRST QUARTER RESULTS

Investors are invited to listen to a teleconference discussing the matters addressed in this press release, live via the Internet at 10:00 a.m. (EDT) on Tuesday, April 16, 2002. The webcast can be accessed through the Investor Relations section of Ceridian's website at www.ceridian.com, or directly at http://www.ceridian.com/corp/investor_relations/1,1320,407,00.html A replay of the call will also be available at the same address beginning at noon (EDT) on April 16 2002.

FIRST QUARTER 2002 HIGHLIGHTS:

-        EPS was $.12 after special charge
-        EPS from operations excluding special charge was $.16
-        Revenue totaled $299.5 million
              Human Resource Solutions (HRS) revenue was $224.4 million Comdata revenue was $75.1 million
-        HRS orders remain strong


MINNEAPOLIS, APRIL 16, 2002 -- Ceridian Corporation (NYSE: CEN) today reported first quarter 2002 results that were at the high end of its recent guidance.

First quarter 2002 net earnings were $18.6 million, or $.12 per diluted share of common stock, on revenue of $299.5 million. First quarter 2002 operating earnings, excluding a special charge, per diluted share were $.16.

"We are pleased with the strength of the first quarter 2002 results," said Ronald L. Turner, chairman, president and chief executive officer of Ceridian. "To date, the business plan we established for 2002 anticipated the economic conditions that continue to influence our business. Low employment levels, interest rates, and float balances continue to adversely affect our HRS revenue and profit.

"Our (HRS) business posted excellent revenue during the quarter. Orders growth in HRS also remained strong. In the first quarter 2002, the percentage increase in orders over the similar period of 2001 was in the mid-20's and exceeded our first quarter 2002 plan.


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"Comdata continued its strong performance. While transaction levels in the trucking industry were flat in the year-over-year comparisons, we started to see month-to-month improvements throughout the first quarter. Fuel prices also trended higher throughout the first quarter, but are still below last year's level. Both trends reinforce assumptions used in the development of our 2002 business plan.

"Overall we are continuing to see the benefits of our company-wide focus on customer satisfaction and retention. Also the steps we have implemented to reduce and control expenses and continue investments in key aspects of our business are increasing our competitiveness.

"As we previously announced, a special charge of $9.8 million was recorded during the first quarter of 2002. The cash portion of the special charge was $9.0 million, primarily for severance and facility consolidation-related expenses.

GUIDANCE FOR 2002 UNCHANGED

"Our 2002 revenue and earnings outlook remains unchanged. For the second quarter, earnings per share are expected to be between $.15 and $.17 per share.

"In the second quarter, we expect HRS revenue to be between $207 and $213 million. Comdata revenue is expected to be between $78 and $80 million."

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a suite of innovative managed business solutions, including payroll, tax filing, application outsourcing, time and attendance, benefits administration, HR information systems, and employee effectiveness services. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in North America.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors which are discussed in Ceridian's Annual Report on Form 10-K, for the fiscal year ended December 31, 2001, which factors are incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

                                     (more)

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                                                          Schedule A
CONSOLIDATED STATEMENTS OF OPERATIONS           Ceridian Corporation
(Dollars in millions, except per share data)        and Subsidiaries
(Unaudited)

                                        For Periods Ended March 31,
                                              Three Months
                                           2002           2001
Revenue                                 $  299.5       $  309.6
Costs and Expenses
  Cost of revenue                          141.1          145.7
  Selling, general and
    administrative                         102.7          112.9
  Research and development                  15.3           15.9
  Other expense (income)                     9.8           (2.4)
     Total costs and expenses              268.9          272.1

Earnings before interest
  and taxes                                 30.6           37.5

  Interest income                            0.3            1.8
  Interest expense                          (1.9)          (9.0)

Earnings before
  income taxes                              29.0           30.3

  Income tax provision                      10.4           12.4

Earnings from continuing
  operations                                18.6           17.9

  Discontinued operations                      -            5.2

Net earnings                            $   18.6       $   23.1


Basic earnings per share
  Continuing operations                 $   0.13       $   0.12
  Net earnings                          $   0.13       $   0.16

Diluted earnings per share
  Continuing operations                 $   0.12       $   0.12
  Net earnings                          $   0.12       $   0.16


Shares used in calculations
(in thousands)
  Weighted average
    shares (basic)                       146,875        145,790
  Dilutive securities                      4,057            766
  Weighted average
    shares (diluted)                     150,932        146,556






                                     (more)


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                                                          Schedule B

CONDENSED CONSOLIDATED BALANCE SHEETS           Ceridian Corporation
(Unaudited)                                         and Subsidiaries
(Dollars in millions)

                                       March 31,      December 31,
                                         2002             2001
Cash and equivalents                   $   123.0      $   138.7
Trade receivables                          436.9          376.4
Other receivables                           25.1           21.8
Other assets                             1,391.3        1,373.7

Total assets before client funds         1,976.3        1,910.6
Payroll and tax filing client funds      3,066.7        2,126.4
     Total assets                      $ 5,043.0      $ 4,037.0

Debt                                   $   223.7      $   237.9
Drafts and customer funds payable          208.9          160.1
Other liabilities                          460.7          451.5
Total liabilities before client
  obligations                              893.3          849.5
Payroll and tax filing
  client obligations                     3,066.7        2,126.4
     Total liabilities                   3,960.0        2,975.9
Stockholders' equity                     1,083.0        1,061.1
     Total liabilities and
      stockholders' equity             $ 5,043.0      $ 4,037.0









                                     (more)

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                                                                      Schedule C

                      Ceridian Corporation and Subsidiaries
                               Revenue Comparisons
                                      ($M)

                                             First Quarter
                                          2002           2001
HRS                                     $  224.4       $  233.1
Comdata                                     75.1           76.5

Total                                   $  299.5       $  309.6




                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                                      ($M)

                                             First Quarter
                                          2002           2001
HRS                                     $    7.1      $   15.4
Comdata                                     19.4           9.8
Other                                        4.1          12.3

Total                                   $   30.6      $   37.5




                      Ceridian Corporation and Subsidiaries
                  Earnings Before Interest and Tax Comparisons
                             Excluding Unusual Items
                                      ($M)

                                             First Quarter
                                          2002           2001
HRS                                     $   19.5      $   19.0
Comdata                                     20.9          16.4

Total                                   $   40.4      $   35.4




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